POWER OF ATTORNEY

Know by all these presents, that the undersigned hereby makes, constitutes and appoints Clyde B. Anderson his, her or its true and lawful attorney-in-fact (the "Attorney-In-Fact"), with full power and authority, including without limitation the power of substitution and resubstitution, in the name of and for and on the behalf of the undersigned:

(a) For the purpose of complying with the requirements of the Securities Act of 1933, as amended, and the rules of the Securities and Exchange Commission (the "Commission") promulgated thereunder (collectively, the "Securities Act"), and the Securities Exchange Act of 1934, as amended, and the rules of the Commission promulgated thereunder (collectively, the "Exchange Act"), to prepare or cause to be prepared, execute, sign and file with the Commission and all applicable securities exchanges on behalf of the undersigned all statements, reports and other filings (including without limitation any amendments thereto) required to be filed by the undersigned under the Securities Act or the Exchange Act, including without limitation all Schedules 13E-3, and any amendments or exhibits thereto, with respect to the securities of Books-A-Million, Inc. (the "Issuer"); and

(b) To make, execute, acknowledge, and deliver such other documents, letters, and other writings, including communications to the Commission, and in general to do all things and to take all actions, which the Attorney-In-Fact in his sole discretion may consider necessary or proper in connection with or to carry out the objective of complying with the Securities Act and the Exchange Act, as fully as could the undersigned if personally present and acting. The Attorney-In-Fact is hereby empowered to determine in his sole discretion the time or times when, purpose for and manner in which any power herein conferred upon him shall be exercised, and the conditions, provisions, or other contents of any report, instrument or other document which may be executed by him pursuant hereto.

The undersigned hereby ratifies all that the Attorney-In-Fact shall do under the authority of this Power of Attorney.

The undersigned acknowledges that the foregoing Attorney-In-Fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with the Securities Act or Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to make filings with the Commission with respect to the undersigned's holdings of and transactions in securities of the Issuer, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Attorney-In-Fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6th day of August, 2015

OLIVIA BARBOUR ANDERSON 1995 TRUST
By  /s/ Terrence C. Anderson
Name: Terrence C. Anderson
Title: Trustee